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EXHIBIT 23.01

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated December 30, 1997, and our report dated December 19, 1998, accompanying, respectively, the financial statements of Lexon Technologies, Inc. (formerly Rexford, Inc.), included in its registration statement on Form 10-SB, as amended, for the fiscal year ended September 30, 1997, and the report on Form 10-KSB for the fiscal year ended September 30, 1998, and hereby consent to the incorporation by reference to such report in this Registration Statement on Form S-8.

/S/Tanner + Co.
Salt Lake City, Utah

September 14, 2000